UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2017

SYNCHRONOSS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crossing Boulevard, 8th Floor Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement

As previously disclosed, Synchronoss Technologies, Inc. (the “Company”) requested an amendment to its Senior Secured Credit Agreement dated January 19, 2017 with the lending institutions from time to time parties thereto (the “Lenders”) and Goldman Sachs Bank USA (the “Administrative Agent”), as administrative agent, collateral agent, swingline lender and a letter of credit issuer (the “Credit Agreement”) for additional time to deliver its first quarter 2017 financial statements, as required under the Credit Agreement.

On June 30, 2017, the Company, the guarantors party thereto (the “Guarantors”), the consenting Lenders party thereto and the Administrative Agent entered into a Limited Waiver to Credit Agreement (the “First Waiver”) pursuant to which the Lenders agreed, subject to the limitations contained in the First Waiver, to waive until 11:59 p.m. (New York City time) on July 13, 2017 (the “Limited Waiver”) the anticipated event of default (the “Anticipated Event of Default”) resulting from the Company’s failure to deliver its first quarter 2017 financial statements, together with related items required under the 2017 Credit Agreement on or prior to June 30, 2017.  In the absence of the Limited Waiver, after the occurrence of the Anticipated Event of Default the Lenders would have been permitted to exercise their rights and remedies available to them under the 2017 Credit Agreement with respect to an event of default.

On July 13, 2017, the Company, the Guarantors, the consenting Lenders party thereto and the Administrative Agent entered into a Second Limited Waiver to Credit Agreement (the “Second Waiver”) pursuant to which the Lenders agreed, subject to the limitations contained in the Second Waiver, to extend the Limited Waiver until 11:59 p.m. (New York City time) on July 17, 2017.

On July 17, 2017, the Company, the Guarantors, the consenting Lenders party thereto and the Administrative Agent entered into a Third Limited Waiver to Credit Agreement (the “Third Waiver”) pursuant to which the Lenders agreed, subject to the limitations contained in the Third Waiver, to extend the Limited Waiver until 11:59 p.m. (New York City time) on July 19, 2017.

On July 19, 2017, the Company, the Guarantors, the consenting Lenders party thereto and the Administrative Agent entered into a First Amendment and Limited Waiver to Credit Agreement (the “Amendment”).  Pursuant to the Amendment, the Lenders and Administrative Agent agreed to extend the time period for delivery by the Company of its quarterly financial statements for the quarters ended March 31, 2017 and June 30, 2017 (the “2017 Quarterly Financial Statements”) and to waive the default and event of default arising from the Company’s failure to deliver the 2017 Quarterly Financial Statements within the timeframe originally required by the Credit Agreement.

The delay in delivering the 2017 Quarterly Financial Statements relates to the Company’s previously disclosed conclusion to restate its financial statements for the fiscal years ended December 31, 2016 and 2015 (and the respective quarterly periods) (the “Relevant Periods”) to correct certain identified accounting errors and certain other immaterial prior period errors.  Pursuant to the Amendment, the Company has agreed to deliver the 2017 Quarterly Financial Statements and the restated financial statements for the Relevant Periods (the “Restated Financial Statements”) by October 17, 2017 (or, at the Company’s election, November 16, 2017, if prior to October 17, 2017 the Company pays a fee to the Lenders equal to 25 basis points on the aggregate principal amount of revolving commitments and terms loans outstanding).

The Amendment effected various other changes to the terms of the Credit Agreement (as amended by the Amendment, the “Amended Credit Agreement”), including reducing revolving credit commitments from $200 million to $100 million (with a sublimit on usage of $50 million until the earliest date by which the Company has delivered the 2017 Quarterly Financial Statements, the Restated Financial Statements and certain information with respect to disclosing and remedying any material weaknesses in the Company’s internal control structure related to financial reporting (the “Finalization Date”)).

Under the Amended Credit Agreement, the Company must maintain a first lien secured net leverage ratio of no more than (x) 5.50 to 1 for any period ending from September 30, 2017 through March 31, 2019; (y) 5.00 to 1 for any period ending June 30, 2019 through December 31, 2019; and (z) 4.25 to 1 for any period ending March 31, 2020 and thereafter.  The Company must also maintain a minimum interest coverage ratio of no less than 2.00 to 1.

Until the earlier of (A) the later of (i) December 15, 2017 and (ii) in the event that, prior to December 15, 2017, the Company has publicly announced a strategic transaction, or merger, business combination, acquisition or divestiture that would result in a change of control or a requirement to prepay the loans and terminate commitments under the Amended Credit Agreement, the date on which such transaction is consummated or abandoned (the “Initial Period End Date”) and (B) June 15, 2018, term loans under the Amended Credit Agreement bear interest at a rate equal to, at the Company’s option, the adjusted LIBOR rate for an applicable interest period or an alternate base rate (subject to a floor of 1.00% and 2.00%, respectively), in each case, plus an applicable margin of 4.50% or 3.50%, respectively.  Thereafter, the applicable margins increase to 5.75% and 4.75%, respectively, if the Company’s first lien secured net leverage ratio is less than or equal to 5.00 to 1, and to 6.75% and 5.75%, respectively, if the

Company’s first lien secured net leverage ratio is greater than 5.00 to 1.   The foregoing applicable margins are subject to a retroactive increase of 0.25% each if the Restated Financial Statements show an amount of net revenue for any fiscal year ended December 31, 2015, December 31, 2016 and, if applicable, December 31, 2014 that varies by greater than 15% of the net revenue set forth on consolidated balance sheets and related consolidated income statements of the Company for such fiscal year that had originally been filed with the Securities and Exchange Commission.

Until the Initial Period End Date, revolving loans under the Amended Credit Agreement bear interest at a rate equal to, at Company’s option, the adjusted LIBOR rate or an alternate base rate (subject to a floor of 1.00% and 2.00%, respectively), in each case, plus an applicable margin of 4.50% or 3.50%, respectively. Thereafter, the applicable margins will be subject to step-downs based on the Company’s first lien secured net leverage ratio.

Until the Initial Period End Date, term loans under the Amended Credit Agreement are subject to a prepayment premium of 1.00% solely if prepaid with proceeds of a repricing transaction.  Thereafter, the term loans will be subject to (x) a 2.00% prepayment premium for any voluntary prepayments (including upon a change of control) made through the one-year anniversary of the Initial Period End Date and (y) a 1.00% prepayment premium for any voluntary prepayments (including upon a change of control) made after the one-year anniversary of the Initial Period End Date and prior to the second anniversary thereof.

The Amendment also effected various other changes to the baskets and exceptions under the negative covenants of the Credit Agreement.

Certain of the Lenders under the Credit Agreement and the Amended Credit Agreement, or their affiliates, have provided, and may in the future from time to time provide, certain commercial and investment banking, financial advisory and other services in the ordinary course of business for the registrant and its affiliates, for which they have in the past and may in the future receive customary fees and commissions.

The foregoing descriptions of the Credit Agreement, the First Waiver, the Second Waiver, the Third Waiver and the Amendment do not purport to be complete and are qualified in their entirety by the full text of the Credit Agreement, the First Waiver, the Second Waiver, the Third Waiver and the Amendment, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1

Senior Secured Credit Agreement dated January 19, 2017 by and among Synchronoss Technologies, Inc., the lending institutions from time to time parties thereto and Goldman Sachs Bank USA, as administrative agent, collateral agent, swingline lender and a letter of credit issuer.

10.2

Limited Waiver to Credit Agreement dated June 30, 2017 by and among Synchronoss Technologies, Inc., guarantors party thereto, the consenting lending institutions party thereto and Goldman Sachs Bank USA, as administrative agent, collateral agent, swingline lender and a letter of credit issuer.

10.3

Second Limited Waiver to Credit Agreement dated July 13, 2017 by and among Synchronoss Technologies, Inc., the guarantors party thereto, the consenting lending institutions party thereto and Goldman Sachs Bank USA, as administrative agent, collateral agent, swingline lender and a letter of credit issuer.

10.4

Third Limited Waiver to Credit Agreement dated July 13, 2017 by and among Synchronoss Technologies, Inc., the guarantors party thereto, the consenting lending institutions party thereto and Goldman Sachs Bank USA, as administrative agent, collateral agent, swingline lender and a letter of credit issuer.

10.5

First Amendment and Limited Waiver to Credit Agreement dated July 19, 2017 by and among Synchronoss Technologies, Inc., the guarantors party thereto, the consenting lending institutions party thereto and Goldman Sachs Bank USA, as administrative agent, collateral agent, swingline lender and a letter of credit issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2017	SYNCHRONOSS TECHNOLOGIES, INC.

	By:	/s/ Lawrence R. Irving
		Name:	Lawrence R. Irving
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1

Senior Secured Credit Agreement dated January 19, 2017 by and among Synchronoss Technologies, Inc., the lending institutions from time to time parties thereto and Goldman Sachs Bank USA, as administrative agent, collateral agent, swingline lender and a letter of credit issuer.

10.2

Limited Waiver to Credit Agreement dated June 30, 2017 by and among Synchronoss Technologies, Inc., the guarantors party thereto, the consenting lending institutions party thereto and Goldman Sachs Bank USA, as administrative agent, collateral agent, swingline lender and a letter of credit issuer.

10.3

Second Limited Waiver to Credit Agreement dated July 13, 2017 by and among Synchronoss Technologies, Inc., the guarantors party thereto, the consenting lending institutions party thereto and Goldman Sachs Bank USA, as administrative agent, collateral agent, swingline lender and a letter of credit issuer.

10.4

Third Limited Waiver to Credit Agreement dated July 13, 2017 by and among Synchronoss Technologies, Inc., the guarantors party thereto, the consenting lending institutions party thereto and Goldman Sachs Bank USA, as administrative agent, collateral agent, swingline lender and a letter of credit issuer.

10.5

First Amendment and Limited Waiver to Credit Agreement dated July 19, 2017 by and among Synchronoss Technologies, Inc., the guarantors party thereto, the consenting lending institutions party thereto and Goldman Sachs Bank USA, as administrative agent, collateral agent, swingline lender and a letter of credit issuer.